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                                     10.91

                                     REEBOK
                                   AGREEMENT
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                                   AGREEMENT

        THIS AGREEMENT (this "Agreement") is made as of the 30th day of December 1996, by and among Reebok-Sports Club/NY Ltd. (the "Partnership"), Talla New York, Inc., the Managing General Partner of the Partnership ("Talla"), RFC, Inc., a General Partner and the Class A Limited Partner of the Partnership ("RFC" or "Reebok"), LMP Health Club Co., the Class B Limited Partner of the Partnership ("LMP"), Millennium Entertainment Partners L.P. ("MEP") and The Sports Club Company, Inc. ("SCC").

                                  WITNESSETH:

        WHEREAS, the Partnership owns and operates the Reebok Sports Club New York (the "Club") in accordance with the terms of that certain First Amended and Restated Agreement of Limited Partnership of Reebok-Sports Club/NY, Ltd., dated as of October 12, 1994, among NY-SC, Ltd., as predecessor-in-interest to Talla, Reebok Fitness Centers, Inc., as predecessor-in-interest to RFC, and LMP (as the same may have been amended from time to time, the "Partnership Agreement"; all capitalized terms used herein and not defined herein shall have the respective meanings ascribed thereto in the Partnership Agreement);

        WHEREAS, Lincoln Metrocenter Partners L.P., the Partnership, Talla, RFC and LMP entered into that certain Settlement Agreement dated December 28, 1995, pursuant to which, among other things, SCC and an affiliate of RFC made loans to the Partnership in the aggregate amounts of $3,000,000 and the Partnership Agreement was amended in certain respects;

        WHEREAS, as of the date hereof, RFC is the owner and holder of a forty percent (40%) Percentage Interest in the Partnership in accordance with and pursuant to the terms of the Partnership Agreement and is a general partner and the sole Class A Limited Partner of the Partnership;

        WHEREAS, RFC desires to sell to MEP and Talla, and MEP and Talla desire to acquire, (i) a portion of RFC's Percentage Interest in the Partnership, (ii) certain rights of RFC to Distributions of Net Cash and (iii) certain rights of RFC in that certain letter agreement dated as of June 3, 1992 among NY-SC, Ltd., Pontius Realty Inc., D. Michael Talla and RFC, as amended (the "Letter Agreement"), on the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, the parties hereto desire to amend the Partnership Agreement, Letter Agreement and Settlement Agreement in certain respects and to set forth other agreements among the parties.

        NOW, THEREFORE, for valuable consideration in hand paid, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. (a) As of the date hereof, RFC does hereby convey, transfer and assign unto MEP all of RFC's right, title and interest in and to the following (collectively, the "MEP Assigned Interests"):

                (i) a nine and nine-tenths percent (9.9%) Percentage Interest as a Class A Limited Partner in the Partnership (the "MEP Assigned Partnership Interest");

                (ii) forty-nine and five-tenths percent (49.5%) of RFC's Capital Account as of the date hereof;

                (iii) forty-nine and five-tenths percent (49.5%) of distributions to which RFC is entitled pursuant to Sections 6.2.1(b), (c) and
(d) of the Partnership Agreement;

                (iv) twenty-four and seventy-five hundredths percent (24.75%) of the distributions to which RFC is entitled pursuant to Section 6.2.1(e) of the Partnership


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of the date hereof.

                (iii) forty-nine and five-tenths percent (49.5%) of distributions to which RFC is entitled pursuant to Sections 6.2.1(b), (c) and
(d) of the Partnership Agreement;

                (iv) twenty-four and seventy-five hundredths percent (24.75%) of the distributions to which RFC is entitled pursuant to Section 6.2.1(e) of the Partnership Agreement;

                (v) forty-nine and five-tenths percent (49.5%) of the payments to which RFC is entitled pursuant to Section 1 of the Letter Agreement relating to activities other than restaurant and parking operations (provided, however, that MEP shall only be entitled to 24.75% of any such amounts which are accrued and unpaid as of the date hereof, and, subject to Section 2(a)(v) hereof, RFC shall be entitled to the balance of any such amounts); and

                (vi) forty-nine and five-tenths percent (49.5%) of the distributions to which RFC is entitled pursuant to the Letter Agreement attributable to the return on, and return of, RFC's Capital Contribution, including without limitation, distributions to which RFC is entitled pursuant to Sections 2, 5 and 14 of the Letter Agreement; provided, however, that notwithstanding anything to the contrary contained herein, in the Partnership Agreement or in the Letter Agreement, in all events RFC shall be entitled to twenty-five percent (25%) of all distributions designated under Section 6.2.1(e) of the Partnership Agreement to be made "to Reebok and NY-SCL (divided among them as they may agree)."

        (b) MEP does hereby assume and agree to perform all of the obligations of a Class A Limited Partner of the Partnership to the extent of the MEP Assigned Partnership Interest from and after the date hereof. RFC shall indemnify, defend and hold harmless MEP from and against all claims, losses, costs, expenses (including, reasonable attorney's fees and expenses), liabilities or damages arising from or related to the MEP Assigned Interests and accruing prior to the date hereof; excluding, however, losses attributable to the diminishment of the value of the MEP Assigned Interests. MEP shall indemnify, defend and hold harmless RFC from and against all claims, losses, costs, expenses (including, reasonable attorney's fees and expenses), liabilities or damages arising from or related to the MEP Assigned Interests and accruing from and after the date hereof. Notwithstanding anything to the contrary contained herein, the assignment described in Section 1(a)(v) and
(vi) shall not include, and shall expressly exclude, any obligation and/or liabilities of RFC under the Letter Agreement.

        (c) MEP has simultaneously herewith paid to RFC consideration for the MEP Assigned Interests in the amount of Two Million Four Hundred Seventy-Five Thousand and 00/100 Dollars ($2,475,000.00), representing payment in full for the MEP Assigned Interests.

        (d) Notwithstanding the provisions of Section 1(a)(i), the MEP Assigned Partnership Interest shall not include control and voting rights of RFC as a general partner which are not appurtenant to the Class A Limited Partnership Interest transferred pursuant thereto or which are expressly stated in the Partnership Agreement and/or Letter Agreement to be rights exercisable by "Reebok." By way of example of the rights retained by RFC pursuant to the preceding sentence, RFC shall retain all of its rights pursuant to Sections 6.2.2, 6.3(a), 8.5, 8.11, 9.2 and 11.7 of the Partnership Agreement.

        (e) RFC warrants that RFC holds, and upon the consummation of the transfer contemplated hereby MEP will hold, the MEP Assigned Interests free and clear of all

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mortgages, pledges, liens, encumbrances, charges or other security arrangements, except as contained in the Partnership Agreement, and has full power and legal right and authority to assign and transfer such MEP Assigned Interests to MEP. This Agreement constitutes the legal, valid and binding obligation of RFC and is enforceable against RFC in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws or proceedings affecting creditors rights generally.

        (f) RFC warrants that, to the best of RFC's knowledge, the execution and the delivery by it of this Agreement, and the conveyance, transfer and assignment of the MEP Assigned Interests hereunder, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent or approval not heretofore obtained pursuant to, any agreement or instrument to which RFC is a party or is otherwise subject. MEP warrants that, to the best of MEP's knowledge, the execution and the delivery by it of this Agreement, and the assumption of the MEP Assigned Interests hereunder, do not and will not (v) conflict with or result in a breach of the terms, conditions or provisions of, (vi) constitute a default under, (vii) result in a violation of, or (viii) require any authorization, consent or approval not heretofore obtained, pursuant to any agreement or instrument to which MEP is a party or is otherwise subject.

        2.      (a)     As of the date hereof, RFC does hereby convey, transfer
and assign unto Talla all of RFC's right, title and interest in and to the following (collectively, the "Talla Assigned Interests");

        (i) a ten and one-tenth percent (10.1%) Percentage Interest as a Class A Limited Partner in the Partnership (the "Talla Assigned Partnership Interest");

        (ii) fifty and five-tenths percent (50.5%) of RFC's Capital Account as of the date hereof;

        (iii) fifty and five-tenths percent (50.5%) of distributions to which RFC is entitled pursuant to Sections 6.2.1(b), (c) and (d) of the Partnership Agreement;

        (iv) twenty-five and twenty-five hundredths percent (25.25%) of the distributions to which RFC is entitled pursuant to Section 6.2.1(e) of the Partnership Agreement;

        (v) fifty and five-tenths percent (50.5%) of the payments to which RFC is entitled pursuant to Section 1 of the Letter Agreement relating to activities other than restaurant and parking operations (provided, however, that Talla shall only be entitled to 25.25% of any such amounts which are accrued and unpaid as of the date hereof, and, subject to Section 1(a)(v) hereof, RFC shall be entitled to the balance of any such amounts); and

        (vi) fifty and five-tenths percent (50.5%) of the distributions to which RFC is entitled pursuant to the Letter Agreement attributable to the return on, and return of, RFC's Capital Contribution, including, without limitation, distributions to which RFC is entitled pursuant to Sections 2, 5 and 14 of the Letter Agreement; provided, however, that notwithstanding anything to the contrary contained herein, in the Partnership Agreement or in the Letter Agreement, in all events RFC shall be entitled to twenty-five percent (25%) of all distributions designated under Section 6.2.1(e) of the Partnership Agreement to be made "to Reebok and NY-SCL (divided among them as they may agree)."

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        (b)     Talla does hereby assume and agree to perform all of the
obligations of a Class A Limited Partner of the Partnership to the extent of the Talla Assigned Partnership Interest from and after the date hereof. RFC shall indemnify, defend and hold harmless Talla from and against all claims, losses, costs, expenses (including, reasonable attorney's fees and expenses), liabilities or damages arising from or related to the Talla Assigned Interests and accruing prior to the date hereof; excluding, however, losses attributable to the diminishment of the value of the Talla Assigned Interests. Talla shall indemnify, defend and hold harmless RFC from and against all claims, losses, costs, expenses (including, reasonable attorney's fees and expenses), liabilities or damages arising from or related to the Talla Assigned Interests and accruing from and after the date hereof. Notwithstanding anything to the contrary contained herein, the assignment described in Section 2(a)(v) and (vi) shall not include, and shall expressly exclude, any obligation and/or liabilities of RFC under the Letter Agreement.

        (c) Talla has simultaneously herewith paid to RFC consideration for the Talla Assigned Interests in the amount of Two Million Five Hundred Twenty-Five Thousand and 00/100 Dollars ($2,525,000.00), representing payment in full for the Talla Assigned Interests.

        (d) Notwithstanding the provisions of Section 2(a)(i), the Talla Assigned Partnership Interest shall not include control and voting rights of RFC as a general partner which are not appurtenant to the Class A Limited Partnership Interest transferred pursuant thereto or which are expressly stated in the Partnership Agreement and/or Letter Agreement to be rights exercisable by "Reebok." By way of example of the rights retained by RFC pursuant to the preceding sentence, RFC shall retain all of its rights pursuant to Sections 6.2.2, 6.3(a), 8.5, 8.11, 9.2 and 11.7 of the Partnership Agreement.

        (e) RFC warrants that RFC holds, and upon the consummation of the transfer contemplated hereby Talla will hold, the Talla Assigned Interests free and clear of all mortgages, pledges, liens, encumbrances, charges or other security arrangements, except as contained in the Partnership Agreement, and has full power and legal right and authority to assign and transfer such Talla Assigned Interests to Talla. This Agreement constitutes the legal, valid and binding obligation of RFC and is enforceable against RFC in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws or proceedings affecting creditors rights generally.

        (f) RFC warrants that, to the best of RFC's knowledge, the execution and the delivery by it of this Agreement, and the conveyance, transfer and assignment of the Talla Assigned Interests hereunder, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent or approval not heretofore obtained pursuant to, any agreement or instrument to which RFC is a party or is otherwise subject. Talla warrants that, to the best of Talla's knowledge, the execution and the delivery by it of this Agreement, and the assumption of the Talla Assigned Interests hereunder, do not and will not (v) conflict with or result in a violation of, or
(viii) require any authorization, consent or approval not heretofore obtained, pursuant to any agreement or instrument to which Talla is a party or is otherwise subject.

        3. From and after the date hereof, RFC's interest in the Partnership and its rights under the Letter Agreement shall be as follows:

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                (a)     RFC shall have a four-tenths of one percent (0.4%)
Percentage Interest as a General Partner in the Partnership;

                (b) RFC shall have a nineteen and six-tenths percent (19.6%) Percentage Interest as a Class A Limited Partner in the Partnership;

                (c) RFC shall be entitled to twenty percent (20%) of the distributions made pursuant to Section 6.2.1(e) of the Partnership Agreement (i.e., twenty-five percent of the distributions stated to be made to RFC and Talla under such section); and

                (d) RFC shall be entitled to payments stated to be made to RFC pursuant to Section 1 of the Letter Agreement to the extent the same are attributable to parking and restaurant operations, including those amounts which are accrued and unpaid as of the date hereof, and such accrued and unpaid amounts shall be payable to RFC on a pro rata basis with any payments of such fees payable to Talla under the Letter Agreement.

                (e) RFC shall be entitled to fifty (50%) of accrued and unpaid payments as of the date hereof stated to be made to RFC pursuant to
Section 1 of the Letter Agreement to the extent the same are attributable to activities other than restaurant and parking operations, and such amounts shall be payable to RFC on a pro rata basis with any payments of accrued and unpaid management fees payable to MEP and Talla pursuant to Sections 1(a)(v) and 2(a)(v) above.

        4.      [INTENTIONALLY OMITTED]

        5. Talla, RFC and MEP hereby agree that the Letter Agreement shall be amended as follows:

                (a)     The following shall be added to Section 4 thereof:

                        In the event MEP has received distributions pursuant to
                Sections 2.A(3) or 2.B(4) (or Section 2.B(4) by operation of
                Section 3) of this Letter and Reebok is required to make payments under the Guarantee Agreement, MEP shall promptly reimburse Reebok for 24.75% of the amount Reebok is required to pay under the Guarantee Agreement (less 49.5% of any amounts distributed to Reebok which are attributable to Section 6.2.1(e) of the Partnership Agreement and excluding amounts treated under
                Section 9.4 of the Partnership Agreement as the satisfaction of Reebok's obligation to pay its Required Amount) up to the amount of such distributions. In exchange therefore, Reebok shall remit to MEP 50% of the interest and 100% of the principal received by Reebok under Sections 6.6 and 9.4 of the Partnership Agreement that is attributable to amounts paid by Reebok under the Guarantee Agreement or by an affiliate of Reebok under any related agreement for which Reebok has been reimbursed by MEP under this Section 4 of this Letter (and Reebok shall be entitled to the remaining 50% of such interest and 100% of all interest and principal received under Sections 6.6 and 9.4 that is attributable to amounts paid by Reebok under the Guaranty Agreement or by an affiliate of Reebok under any related agreement for which Reebok is not reimbursed by MEP).

                        In the event Talla New York, Inc. ("Talla") has received
                distributions

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                pursuant to Sections 2.A(3) or 2.B(4) (or Section 2.B(4) by operation of Section 3) of this Letter and Reebok is required to make payments under the Guarantee Agreement, Talla shall promptly reimburse Reebok for 25.25% of the amount Reebok is required to pay under the Guarantee Agreement (less 50.5% of any amounts distributed to Reebok which are attributable to Section 6.2.1(e) of the Partnership Agreement and excluding amounts treated under Section 9.4 of the Partnership Agreement as the satisfaction of Reebok's obligation to pay its Required Amount) up to the amount of such distributions. In exchange, therefore, Reebok shall remit to Talla 50% of the interest and 100% of the principal received by Reebok under Sections 6.6 and 9.4 of the Partnership Agreement or by an affiliate of Reebok under any related agreement for which Reebok has been reimbursed by Talla under this Section 4 of this Letter (and Reebok shall be entitled to the remaining 50% of such interest and 100% of all interest and principal received under Sections 6.6 and 9.4 that is attributable to amounts paid by Reebok under the Guaranty Agreement or by an affiliate of Reebok under any related agreement for which Reebok is not reimbursed by Talla).

                Any payments by Reebok of principal and interest required pursuant to this Section 4 shall be paid to Talla and MEP in proportion to their respective reimbursements to Reebok pursuant to this Section.

                (b)     Section 5 shall be deleted in its entirety.

                (c)     Section 6 shall be deleted in its entirety.

                (d) The definition of "Talla Group" in the second sentence of Section 7 is hereby amended and restated in its entirety to mean, collectively, The Sports Club Company, Inc., a Delaware corporation ("SCC"), Talla, D. Michael Talla, the businesses and ventures now or hereafter controlled or more than 50% directly or indirectly owned by SCC, and the businesses and ventures now or hereafter controlled or more than 30% directly or indirectly owned by D. Michael Talla, his family members, trusts for the benefit of such persons, and Affiliates thereof within the direct or indirect control of D. Michael Talla or his family members or trusts therefore; provided, however, in the event D. Michael Talla no longer owns a direct or indirect interest in SCC, the Managing General Partner or an Affiliate thereto, the definition of "Talla Group" shall thereafter only mean, collectively, SCC, and Talla, and the businesses and ventures now or hereafter controlled or more than 50% directly or indirectly owned by SCC.

                (e) The phrase "square footage in excess of 30,000 square feet" contained in the second sentence of Section 7 shall be deleted and replaced as follows:

        square footage in excess of 30,000 square feet, is opened for business and/or is engaging in the sale or pre-sale of membership interests

                (f) A portion of the fourth sentence of Section 7, commencing with the phrase "D. Michael Talla" and ending with the phrase "with any sports club," shall be deleted in its entirety and replaced as follows:

        D. Michael Talla further agrees (for himself and each member of the Talla Group)



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        that neither he (but only in the event he owns a direct or indirect interest in the Managing General Partner or an Affiliate) nor any member of the Talla Group will for a period of ten years from the date hereof become directly or indirectly associated (through ownership, equity participation, management, or otherwise) with any sports club,

                (g) The seventh sentence of Section 7 shall be deleted in its entirety and replaced as follows:

        However, in the event D. Michael Talla owns a direct or indirect interest in the Managing General Partner or an Affiliate thereto, and without limiting D. Michael Talla's obligations under the rest of this Letter, then, to the extent that D. Michael Talla has or acquires direct, indirect or practical control over any entity, including without limitation entities owning Sports Club L.A. and Sports Club Irvine, and to the extent that the other provisions of this Section 7 do not directly govern D. Michael Talla's exercise of control over such an entity, D. Michael Talla shall exercise such control in a manner consistent with the limitations contained in this Section 7 as to involvement with any Competitor (as defined in Section 12) unless such action would violate a fiduciary duty owned by D. Michael Talla to a co-owner or partner of such an entity.

                (h) The last sentence of Section 7 shall be deleted in its entirety and replaced as follows:

        Nothing contained herein shall prohibit or in any way restrict D. Michael Talla or any member of the Talla Group from selling (1) sportswear bearing the Talla name, provided such sportswear is not identified with R-SC/NY or sold in New York City or (2) sportswear bearing the name, mark or logo of any health and/or fitness facility (other than the Project) owned, in whole or in part, or operated, directly or indirectly, by D. Michael Talla or any member of the Talla group, provided such sales take place outside of New York City or are made by D. Michael Talla in the event he no longer owns a direct or indirect interest in the Managing General Partner or an Affiliate thereto.

                (i) The first sentence of Section 8 shall be deleted in its entirety.

                (j) The second sentence of Section 8 shall be deleted in its entirety.

                (k) The fourth sentence of Section 8 shall be deleted in its entirety and replaced as follows:

        In the event D. Michael Talla no longer owns a direct or indirect interest in SCC, the Managing General Partner or an Affiliate thereto,
        D. Michael Talla shall consult with the Partnership on an as-needed basis following reasonable notice and payment of D. Michael Talla's reasonable out-of-pocket expenses for providing such services.

                (l) Section 12 shall be deleted in its entirety and replaced as follows:

        The Managing General Partner agrees to terminate the Management Agreement at the request of Reebok at any time at which (i) D. Michael Talla or SCC sells,



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        assigns, or transfers any direct or indirect interest in the Manager,
        SCC, Talla, or the Partnership to a footwear, apparel, fitness equipment or sporting goods competitor of Reebok or its Affiliates (hereinafter, a "Competitor"), provided, however, notwithstanding the foregoing, SCC may issue or sell its equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, as long as SCC is not intentionally issuing or selling its equity securities to a Competitor, (ii) a Competitor acquires direct or indirect beneficial ownership of, or continues to beneficially own directly or indirectly, 10% or more of the equity securities of SCC, the Manager or Talla or (iii) an employee, officer, director, agent or representative of a Competitor is elected or otherwise becomes a member of the board of directors of the Manager, SCC, or Talla.

                (m) Clause (l) in the first sentence of Section 14 shall be deleted in its entirety.

                (n) Section 19 shall be deleted in its entirety and replaced as follows:

        Talla and Reebok agree that Reebok shall have the right to cause the name of the Partnership and the Project to be changed if either (i) Sports Club L.A. or Sports Club Irvine become directly or indirectly associated with a Competitor or (ii) in the event D. Michael Talla owns a direct or indirect interest in the Managing General Partner or an Affiliate, D. Michael Talla's ownership or control of the entity or entities that own Sports Club L.A. and Sports Club Irvine diminishes to any extent.

                (o) The provisions of Sections 3, 9, 10, 11 and 17 shall be applicable to MEP and Talla to the extent of the MEP Assigned Interests and the Talla Assigned Interest, respectively. Notwithstanding the foregoing, RFC shall continue to have the rights described in Section 17 to cause distributions in excess of those expressly permitted under Section 6.3(a) of the Partnership Agreement to be held in a depository account requiring the signature of RFC, MEP and Talla for withdrawals therefrom; provided, however, Reebok agrees to authorize funding of such distributions to the party entitled thereto (or release from the depository account, as the case may be) upon request from such party if Reebok, in the reasonable exercise of its discretion, determines that projected revenues from the Club and/or the financial condition of the Club will be sufficient to meet rental obligations under the Lease and the Club's other obligations on an on-going basis.

        6. The parties hereto hereby agree that the Partnership Agreement shall be amended as follows:

                (a) "MAJORITY OF PARTNERS" means Partners having Percentage Interests aggregating more than sixty-six and two-thirds percent (66-2/3%) of the Percentage Interests then held by all Partners and all of the General Partners, and provided that with respect to Sections 8.3(a), (c), (d),
                        (e) and (g), "Majority of Partners" shall mean MEP in addition to the foregoing.

                (b) Section 8.5(g) shall be deleted in its entirety and replaced as follows:

        For so long as Reebok is a Partner (and is not in material default of this Agreement more than 90 days after having received notice of such default without (x) having begun attempts to cure any such default within 90 days of having received said



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notice and (y) continuing with reasonable effort to attempt to so cure until curing such default), the General Partner shall terminate the Management Agreement at the request of Reebok at any time at which (i) D. Michael Talla or SCC sells, assigns, or transfers any direct or indirect interest in the Manager, SCC, Talla, or the Partnership to a footwear, apparel, fitness equipment or sporting goods competitor of Reebok or its Affiliates (hereinafter, a "Competitor"), provided, however, notwithstanding the foregoing, SCC may issue or sell its equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, as long as SCC is not intentionally issuing or selling its equity securities to a Competitor, (ii) a Competitor acquires direct or indirect beneficial ownership of, or continues to beneficially own directly or indirectly, 10% or more of the equity securities of SCC, the Manager or Talla or (iii) an employee, officer, director, agent or representative of a Competitor is elected or otherwise becomes a member of the board of directors of the Manager, SCC, or Talla.

        (c) Section 11.2(b) shall be deleted in its entirety and replaced as follows:

Notwithstanding anything to the contrary contained herein, Talla may be removed as the Managing General Partner with the consent of all Limited Partners, if the Manager under the Management Agreement has acted fraudulently or dishonestly with respect to the Partnership or its Partners.

        (d) A portion of Section 11.7, commencing with the first paragraph thereof through and including the first sentence of the paragraph immediately following paragraph (h) thereof, shall be deleted in its entirety and replaced as follows:

11.7    REEBOK AS MANAGING GENERAL PARTNER

Notwithstanding any other provision of this Agreement (including Section 11.4 hereof), Reebok (but not any successor to, or assignee of, Reebok's Interest other than an Affiliate of Reebok) shall become the sole General Partner and the Managing General Partner in the event Reebok reasonably determines in good faith that reasonable cause exists to replace the Managing General Partner. Such reasonable cause may include (but not be limited to) the following:

        a. Reebok reasonably determines in good faith that the management provided by the Managing General Partner is inconsistent with management of a sports club intended to be the preeminent sports club in New York City or that the club would be financially better served by a new management team;

        b. After good faith consideration, the General Partners are unable to approve a new budget;

        c. The Managing General Partner or an Affiliate thereof (or D. Michael Talla if he owns a direct or indirect interest in the Managing General Partner or an Affiliate thereto) becomes involved in activities directly benefiting a Competitor (as defined in Section 8.5(g) of the Partnership Agreement) or otherwise develops a business relationship with a Competitor, or sells, assigns or transfers any direct or indirect interest to a Competitor or if a Competitor acquires or owns, directly or indirectly, a 10% or more equity interest in the Managing General Partner, SCC or an Affiliate thereto; provided however, that the Managing General Partner or an






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                Affiliate may issue or sell its equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, as long as the Managing General Partner is not intentionally issuing or selling its equity securities to a Competitor and a Competitor does not acquire a direct or indirect beneficial ownership of, or continues to beneficially own directly or indirectly, 10% or more of the equity securities of the Managing General Partner, SCC or the Manager; and

                d. There exists a breach of the License Agreement with Reebok (which has not been cured within the applicable cure periods set forth in the License Agreement with Reebok).

                Reebok shall notify the Managing General Partner as set forth herein of the specific cause for its concern, and the Managing General Partner shall have 30 days from receipt of such notice to cure or, if the event giving rise to such notice cannot reasonably be cured within 30 days, the Managing General Partner shall have commenced and be diligently pursuing such cure within said 30-day period, and thereafter shall continue to diligently pursue and effect a cure.

                If the event giving rise to such removal notice cannot be cured, the Managing General Partner shall have 15 days within which to propose changes to Reebok which shall be in the best interests of the Partnership and which address the concerns raised in Reebok's notice. Reebok shall exercise reasonable judgment in determining in good faith whether such proposed changes address the concerns raised in Reebok's notice and, if Reebok accepts such proposed changes, the Managing General Partner must diligently pursue and effect such changes. In the event Reebok does not accept the Managing General Partner's proposed changes, the Managing General Partner shall have one additional 15 day period following Reebok's notice that it does not accept such changes within which to make an alternative proposal to Reebok which meets the criteria set forth above as being in the best interests of the Partnership and which addresses the concerns raised in Reebok's notice. Reebok shall then have the opportunity to determine in good faith by exercising reasonable judgment whether it will accept such alternative proposed changes. If Reebok shall accept such alternative changes, the Managing General Partner must diligently pursue and effectuate such proposed changes.

                If the Managing General Partner fails to cure or pursue such cure in the time periods set forth above, if the Managing General Partner fails to propose changes to address Reebok's concerns within the relative 15-day period, or Reebok does not accept the proposed changes, or if the Managing General Partner fails to diligently pursue such changes, Reebok may elect to become the sole, and the Managing, General Partner of the Partnership by providing written notice of such election to NY-SCL, LMP and MEP ("Reebok's Notice of Election to Serve as Managing General Partner").

        7. (a) Simultaneously with the execution of this Agreement, (i) MEP shall purchase that certain promissory notice of the Partnership in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), dated December 28, 1995 (the "Reebok Note"), and payable to the order of Reebok International Ltd. ("RIL") for the face amount thereof plus any accrued and unpaid interest and (ii) shall loan the Partnership an additional One Million Dollars ($1,000,000) (collectively, the "MEP Loan"), which loan shall be evidenced by a promissory note in the amount of $2,500,000, which amends, restates and increases the Reebok Note, in form and substance reasonably satisfactory to MEP and the


                                    10 of 15

Partnership (the "MEP Note"). After delivery of the MEP Note, the Reebok Note shall be marked "canceled" by MEP and returned to the Partnership. The MEP Loa shall be divided into two portions of $1,500,000 ("Tranche A") and $1,000,000 ("Tranche B"), respectively. Tranche B shall be used to pay accrued management fees due pursuant to the Management Agreement in the amount of $1,000,000. Interest on the amounts evidenced by the MEP Note shall accrue at the rate of 10% per annum and shall be payable in arrears on every March 31, June 30, September 30 and December 31 while the MEP Loan is outstanding. Payments of principal and interest shall be made from Net Cash as and when available until the MEP Note shall be repaid in full; provided, however, that if the MEP Note shall not be repaid by December 31, 1999 (the "MEP Maturity Date"), the same shall be due and payable in full on such date. The payment of interest and principal on the MEP Note shall have priority over all other obligations of the Partnership. Notwithstanding the foregoing, (i) payments of principal due with respect to Tranche A shall be deferred until such time as (1) Distributions to LMP pursuant to Section 6.2.1(a) of the Partnership Agreement for 1996, 1997, 1998 and 1999 have been paid in full, (2) management fees due to the manager under the Management Agreement for 1996, 1997, 1998 and 1999 have been paid in full and 93) interest due under the SCC Note is current, (ii) payments of principal due with respect to Tranche B shall be deferred until such time as Distributions to LMP pursuant to Section 6.2.1(a) of the Partnership Agreement for 1996, 1997, 1998 and 1999 have been paid in full and interest due under the SC Note is current, (iii) payments of interest due under the MEP Note shall be paid from Net Cash on a pari passu basis with payments of interest due under the SCC Note and (iv) subject to clauses (i) and (ii) above, payments of principal shall be paid from Net Cash on a pari passu basis with payments of principal due under the SCC Note.

        (b)     RIL represents and warrants to MEP the following:

                (i) The principal and interest outstanding as of the date hereof under the Reebok Note is $1,536,986.30 (the "Payoff Amount").

                (ii) RIL is the sole owner and holder of the Reebok Note and RIL's interest therein is not subject to any lien, claim, encumbrance or to any prior sale, conveyance or assignment by RIL>

                (iii) No defaults by RIL or the Partnership exist under the Reebok Note.


                (iv) To the best knowledge of RIL, the Partnership has no offsets, setoffs, claims or defenses with respect to its obligations under the Reebok Note.

                (v) Upon the delivery of the Payoff Amount, RIL shall endorse the Reebok Note to be payable to the order of MEP and shall deliver the original executed Reebok Note to MEP, which Reebok Note shall be amended and restated by the MEP Note.

                (vi) The execution and the delivery by RIL of this Agreement, and the performance by RIL of its obligations hereunder, do not and will not
9a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, or (d) require any authorization, consent or approval not heretofore obtained pursuant to, any agreement or instrument to which RIL is a party or is otherwise subject. This Agreement constitutes the legal, valid and binding obligation of RIL and is enforceable against RIL in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws or proceedings affecting creditors rights generally.


                                    11 or 15

        (c) The Partnership represents and warrants to MEP the following as to the Reebok Note:

                (i) The principal and interest outstanding as of the date hereof under the Reebok Note is $1,536,986.30 (the "Payoff Amount").

                (ii) To the best knowledge of the Partnership, RIL is the sole owner and holder of the Reebok Note and RIL's interest therein is not subject to any lien, claim, encumbrance or to any prior sale, conveyance or assignment by RIL.

                (iii) No defaults by RIL or the Partnership exist under the Reebok Note.

                (iv) The Partnership has no offsets, setoffs, claims or defenses with respect to its obligations under the Reebok Note.

        8. By its execution hereof, SCC agrees that, notwithstanding anything to the contrary contained in the Settlement Agreement or that certain promissory note of the Partnership in the original principal amount of $1,500,000, dated December 28, 1995, payable to the order of SCC (the "SCC Note"), (i) payments of principal due under the SCC Note shall be deferred until such time as (1) Distributions to LMP pursuant to Section 6.2.1(a) of the Partnership Agreement for 1996, 1997, 1998 and 1999 have been paid in full, (2) management fees due to the manager under the Management Agreement for 1996, 1997, 1998 and 1999 have been paid in full and (3) interest due under the MEP
Note is current, (ii) references to "June 30, 1997" in the Settlement Agreement and the SCC Note as the date the SCC Note shall become due and payable shall be amended by replacing the same with December 31, 1999 (the "SCC Maturity
Date"), (iii) payments of interest due under the SCC Note shall be paid from Net Cash on a pari passu basis with payments of interest due under the MEP Note, (iv) to the extent interest payments are due under the SCC Note and are not paid as a result of insufficient Net Cash, the same shall not constitute a default and such unpaid amounts shall thereafter constitute principal under the SCC Note and shall bear interest at the interest rate set forth therein and (v) subject to clause (i) above, payments of principal shall be paid from Net Cash on a pari passu basis with payments of principal due under the MEP Note.

        9. The parties hereto covenant and agree that they will execute, deliver and acknowledge from time to time at the request of the other, and without further consideration, all such further instruments of assignment or assumption of rights and/or obligations as may be required in order to give effect to the transactions described herein.

        10. This Agreement is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective successors and assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any other person.

        11. This Agreement shall serve as MEP's and Talla's application to be admitted to the Partnership as a Substituted Limited Partner which admission shall be deemed effective upon the execution of this Agreement by the Managing General Partner of the Partnership.

        12. The parties hereto hereby (i) acknowledge and consent to the rights assigned by RFC to MEP and Talla, respectively, and agree to recognize MEP's and Talla's respective interests in the Partnership Agreement and Letter Agreement as the successor and assign of RFC (to the extent provided herein) in accordance with the terms thereof and (ii) to the extent applicable, waive any right of first offer or first refusal with respect to the transactions


                                    12 of 15
contemplated hereby.

        13. If MEP, or any Affiliate, (hereinafter, a "Developing Party") shall undertake to develop a health club in the San Francisco, California, Washington, D.C., Boston, Massachusetts and New York, New York vicinity, then such party shall in good faith conduct discussions with each of Talla and Reebok (hereinafter, each an "Investor") with respect to such Investor providing equity, services and/or other assets for any such venture. In the event the Developing Party determines in the exercise of its reasonable discretion that satisfactory terms cannot be reached with any such Investor with respect to the provision of equity, services and/or other assets, then the Developing Party may terminate such discussions with such Investor (but not necessarily the other investor) and shall not be liable to such Investor in any manner whatsoever as a result thereof. If the Developing Party terminates such discussions but ultimately determines to proceed with any such development on terms less advantageous to the Development Party than those discussed with an Investor, the Developing Party shall re-open discussions with such Investor.

        14. This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument. The individuals signing this Agreement on behalf of the parties hereto are duly authorized to do so.

        15. This Agreement, as well as the Partnership Agreement, Letter Agreement and Settlement Agreement (notwithstanding anything to the contrary set forth therein), shall be construed in accordance with and governed by the internal laws of the State of New York (without regard to principles of conflicts of laws).

        16. As modified by this Agreement, all of the terms of the Partnership Agreement, the Letter Agreement and the Settlement Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.



                                    13 of 15

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 30th day of December, 1996.

                                REEBOK-SPORTS CLUB/NY, LTD.

                                By: Talla New York, Inc., as Managing General
                                    Partner

                                    By: /s/ DAVID M. TALLA
                                        --------------------
                                        Name: David M. Talla
                                        Title: CEO

                                TALLA NEW YORK, INC.

                                By: /s/ DAVID M. TALLA
                                    ------------------
                                    Name: David M. Talla
                                    Title: CEO

                                RFC, INC., as General Partner and a Class A
                                Limited Partner

                                By: /s/ KENNETH WATCHMAKER
                                    ----------------------
                                    Name: Kenneth Watchmaker
                                    Title: Vice President

                                LMP HEALTH CLUB CO., as a Class B Limited
                                Partner

                                By: Lincoln Metrocenter Partners L.P.

                                    By: Metrocenter Associates L.P.

                                        By: W.S. Triangle, Inc.

                                            By: /s/ STEVE HOFFMAN
                                                -----------------
                                                Name: Steve Hoffman
                                                Title: Vice President

                                MILLENNIUM ENTERTAINMENT PARTNERS L.P.

                                By: Millennimum Entertainment Associates L.P.

                                    By: Millennimum Entertainment Corp.

                                        By: /s/ STEVE HOFFMAN
                                            ----------------------
                                            Name: Steve Hoffman
                                            Title: Vice President


                                    14 of 15

                                   THE SPORTS CLUB COMPANY, INC.


                                   By:  /s/  David M. Talla
                                        -----------------------------------
                                        Name:  David M. Talla
                                        Title: CEO

SECTION 7(b) IS AGREED TO BY:

REEBOK INTERNATIONAL LTD.


By: /s/ Kenneth Watchmaker
    ---------------------------------------
    Name: Kenneth Watchmaker
    Title: Executive Vice-President and CFO

SECTIONS 1(a)(v), 2(a)(v), and 5
ARE AGREED TO BY:

Pontius Realty Inc.


By:   /s/  David M. Talla
    ---------------------------------------
    Name:  David M. Talla
    Title: CEO

SECTIONS 1(a)(v), 1(a)(vi), 2(a)(v),
2(a)(vi) and 5 ARE AGREED TO BY:


/s/  D. Michael Talla
-------------------------------------------
D. Michael Talla






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